UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2024

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Garret Mountain Plaza
Suite 401
Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Schwartz President and Chief Executive Officer Transition

On October 8, 2024, Anterix Inc. (the “Company”) announced that Robert H. Schwartz is stepping down from his role as the Company’s President and Chief Executive Officer and will provide advisory services to the Board of Directors (the “Board”) to support a successful leadership transition through November 1, 2024 (the “CEO Transition”). During this period, Mr. Schwartz will continue to receive his current base salary and be eligible for any benefits he is currently entitled to receive as an executive of the Company. In connection with the CEO Transition, Mr. Schwartz will resign from his service on the Company’s Board.

The Company has negotiated a Transition and Separation Agreement with Mr. Schwartz (the “Transition Agreement”), which provides for the following benefits (collectively, the “Severance Benefits”) subject to the effectiveness and the terms and conditions of the Transition Agreement:

•	severance payments equal to two times the sum of his annualized base salary and target bonus as in effect as of the last day of his employment with the Company (the “Separation Date”);

•	a cash payment equivalent to Mr. Schwartz’s pro-rated target bonus for fiscal year 2025 (which ends on March 31, 2025), less any bonus amounts previously paid to Mr. Schwartz for fiscal year 2025;

•	18 months of continued COBRA benefits coverage;

•	accelerated vesting for an aggregate of 68,788 shares of common stock issuable under Mr. Schwartz’s outstanding time-based equity awards;

•	accelerated vesting for an aggregate of 33,417 shares of common stock issuable under Mr. Schwartz’s performance-based equity awards;

•

an option exercise period extension for each of his outstanding stock option awards equal to the lesser of two years from the Separation Date or the applicable expiration term of the stock option award; and

•

if the Company is subject to a change in control within six months from the Separation Date, then accelerated vesting for all of his unvested time-based equity awards and his performance-based equity awards will vest at the greater of the target amount or the level determined by the actual achievement of the applicable performance metric; provided that any option shares that accelerate due to a change in control shall be exercisable for nine months after the change in control.

The foregoing Severance Benefits will be offered under the Transition Agreement in exchange for a release and waiver of claims and continued obligations related to the Company’s proprietary information. Further, pursuant to the Transition Agreement, for a period of 24 months following the Separation Date, Mr. Schwartz will agree to non-solicitation provisions relating to certain of the Company’s employees, the Company’s business and current or potential customers, and will agree to not invest, counsel, advise or otherwise be engaged or be employed by a competitor of the Company as defined in the Transition Agreement.

The foregoing description of the terms of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report for the quarter ending December 31, 2024.

Lang President and Chief Executive Officer Appointment

Further, as part of the CEO Transition, the Board appointed Scott A. Lang, who has served as director since August 2024, as the Company’s President and Chief Executive Officer. The Board also designated Mr. Lang as the Company’s principal executive officer for purposes of the rules and regulations of the Securities and Exchange Commission. Due to his service as an executive of the Company, effective as of the date of his appointment, Mr. Lang will resign from serving on the Board’s Audit Committee and Nominating and Governance Committee. After his resignation, each of these two Board committees will continue to be comprised of at least three independent directors.

Biological information for Mr. Lang can be found on page 17 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 3, 2024 and is incorporated herein by reference.

In connection with his appointment, the Company has entered into an Offer of Employment Agreement with Mr. Lang, dated October 6, 2024 (the “Lang Agreement”). The Lang Agreement provides, among other things, that:

•	he will be paid an annual base salary of $545,000;

•

he will be eligible to participate in the Company’s Short Term Incentive Plan, with a target bonus equal to 100% of his base salary, provided that his target bonus for fiscal 2025 will be pro-rated based on his actual service in fiscal 2025;

•	he will be granted two performance-based RSU Awards, each having a grant date value of $1 million;

•

one of the performance-based RSU Awards will vest based on the Company’s contract signings over a three-year measurement period; and the other performance-based RSU Award will vest based on the Company’s achievement of a regulatory milestone;

•	he will be eligible to participate in the Company’s flexible, non-accrual, PTO program;

•	he also will be eligible to participate in the Company’s health insurance programs, 401(k), and other employee benefit plans in accordance with the terms of those programs and plans; and

•	he will be eligible to participate in the Company’s Executive Severance Plan, then in effect, if he remains employed six months after the start date.

In connection with his appointment, Mr. Lang will enter into the Company’s standard proprietary information and inventions agreement. Mr. Lang is already a party to an indemnification agreement, which he signed upon his appointment to the Board.

Except as set forth above, there are no arrangements or understandings between Mr. Lang and any other persons pursuant to which he was named to these positions with the Company. There are no family relationships between Mr. Lang and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Additionally, Mr. Lang does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Lang Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lang Agreement, a copy of which will be filed with the Company’s Quarterly Report for the quarter ending December 31, 2024.

Item 8.01	Other Events.

On October 8, 2024, the Company issued a press release in connection with the President and Chief Executive Officer transition. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: October 8, 2024	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary